Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XCEL ENERGY INC.
(Exact name of registrant as specified in its charter)

MINNESOTA
(State or other jurisdiction	41-0448030
of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Nicollet Mall
Suite 3000
Minneapolis, Minnesota 55402-2023
(Address of Principal Executive Offices Including Zip Code)

XCEL ENERGY 401(K) SAVINGS PLAN

NEW CENTURY ENERGIES, INC.
EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN FOR
BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES
(Full title of the plan)

GARY R. JOHNSON
Vice President and General Counsel
Xcel Energy Inc.
800 Nicollet Mall, Suite 3000
Minneapolis, Minnesota 55402-2023
(612) 330-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of all communications to:

ROBERT J. JOSEPH, ESQ.
Jones Day
77 West Wacker
Chicago, Illinois 60601
(312) 269-4176

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Offering Price	Aggregate	Amount of
Securities to be Registered	be Registered(1)	Per unit(2)	Offering Price	Registration Fee

Common Stock (par value $2.50 per share)	3,000,000	$12.87	$38,610,000	$3,123.55
Rights to Purchase Common Stock (par value $2.50 per share)(3)

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plans described herein as a result of a stock split, stock dividend or similar transaction affecting the Xcel Energy Inc. Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Xcel Energy Inc. Common Stock on the New York Stock Exchange on April 11, 2003.

(3)	One right to purchase Xcel Energy Inc. Common Stock automatically trades with each share of Xcel Energy Inc. Common Stock.

EXPLANATORY NOTE

     This registration statement on Form S-8 is being filed for the purpose of registering an additional (i) 2,160,000 shares of the Registrant’s Common Stock to be issued pursuant to the Xcel Energy 401(k) Savings Plan and (ii) 840,000 shares of the Registrant’s Common Stock to be issued pursuant to the New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees.

PART II
SIGNATURES
EXHIBIT INDEX
EX-5.1 Opinion of Counsel Re: Legality of Shares
EX-23.1 Consent of Deloitte & Touche LLP
EX-23.2 Consent of PricewaterhouseCoopers LLP

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents as filed by Xcel Energy Inc. (the “Registrant”), the Xcel Energy 401(k) Savings Plan (formerly known as the Xcel Energy Retirement Savings Plan) (the “401(k) Plan”) and the New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (the “Employees’ Saving and Stock Ownership Plan” and, together with the 401(k) Plan, the “Plans”) with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(2)	The 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2001;

(3)	The Employees’ Savings and Stock Ownership Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2001; and

(4)	The description of the Registrant’s Common Stock contained in its Current Report on Form 8-K filed on March 13, 2002.

     In addition, each document filed by the Registrant and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended after the date hereof, and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Minnesota Business Corporation Act (the “Minnesota Act”), unless the articles of incorporation or by-laws otherwise provide, directors and officers will be indemnified against judgments, penalties, fines, settlements and expenses (including attorneys’ fees) incurred in connection with legal proceedings to which they are made, or threatened to be made, a party by reason of their present or former status as a director or officer, if they received no improper personal benefit, in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful, and, generally speaking, they reasonably believed their conduct to be in, or not opposed to, the corporation’s best interests.

     By-laws of the Registrant provide indemnification to directors and officers to the full extent provided by the Minnesota Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

4.1*	Restated Articles of Incorporation (incorporated by reference to Exhibit 4.01 to the Registrant’s Form 8-K (File No. 1-0304) filed on August 21, 2000).

4.2*	By-laws of the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-48590) filed on October 25, 2000).

5.1	Opinion of Counsel regarding legality of shares.

5.2	The Registrant hereby undertakes that it: (i) will submit or has submitted the 401(k) Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and (ii) has made or will make all changes required by the IRS in order to qualify the 401(k) Plan.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Pricewaterhouse Coopers LLP.

*	Previously filed as indicated and incorporated by reference

ITEM 9. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota.

XCEL ENERGY INC.

	By:	/s/ RICHARD C. KELLY
Richard C. Kelly
Vice President and Chief Financial Officer

Date: April 14, 2003

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WAYNE H. BRUNETTI Wayne H. Brunetti	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	April 14, 2003

/s/ RICHARD C. KELLY Richard C. Kelly	Chief Financial Officer (Principal Financial Officer)	April 14, 2003

/s/ DAVID E. RIPKA David E. Ripka	Controller (Principal Accounting Officer)	April 14, 2003

/s/ C. CONEY BURGESS C. Coney Burgess	Director	April 8, 2003

/s/ DAVID A. CHRISTENSEN David A. Christensen	Director	April 14, 2003

/s/ ROGER R. HEMMINGHAUS Roger R. Hemminghaus	Director	April 13, 2003

/s/ A. BARRY HIRSCHFELD A. Barry Hirschfeld	Director	April 8, 2003

/s/ DOUGLAS W. LEATHERDALE Douglas W. Leatherdale	Director	April 14, 2003

/s/ ALBERT F. MORENO Albert F. Moreno	Director	April 9, 2003

/s/ MARGARET R. PRESKA Margaret R. Preska	Director	April 7, 2003

/s/ A. PATRICIA SAMPSON A. Patricia Sampson	Director	April 14, 2003

/s/ ALLAN L. SCHUMAN Allan L. Schuman	Director	April 7, 2003

/s/ RODNEY E. SLIFER Rodney E. Slifer	Director	April 7, 2003

The 401(k) Plan

     The undersigned consist of all the members of the Committee having the responsibility for the administration of the 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 14, 2003.

XCEL ENERGY 401(K) SAVINGS PLAN

By: /s/ CATHY J. HART Name: Cathy J. Hart Title: Vice President & Corporate Secretary

By: /s/ RICHARD C. KELLY Name: Richard C. Kelly Title: Vice President & Chief Financial Officer

The Employees’ Savings and Stock Ownership Plan

     The undersigned consist of all the members of the Committee having the responsibility for the administration of the Employees’ Savings and Stock Ownership Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Employees’ Savings and Stock Ownership Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 14, 2003.

NEW CENTURY ENERGIES, INC. EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES

By: /s/ CATHY J. HART Name: Cathy J. Hart Title: Vice President & Corporate Secretary

By: /s/ RICHARD C. KELLY Name: Richard C. Kelly Title: Vice President & Chief Financial Officer

EXHIBIT INDEX

4.1*	Restated Articles of Incorporation (incorporated by reference to Exhibit 4.01 to the Registrant’s Form 8-K (File No. 1-0304) filed on August 21, 2000).

4.2*	By-laws of the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-48590) filed on October 25, 2000).

5.1	Opinion of Counsel regarding legality of shares.

5.2	The Registrant hereby undertakes that it: (i) will submit or has submitted the 401(k) Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and (ii) has made or will make all changes required by the IRS in order to qualify the 401(k) Plan.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Pricewaterhouse Coopers LLP.

*	Previously filed as indicated and incorporated by reference